UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2010
PRIMUS GUARANTY, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32307	98-0402357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 441-296-0519
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
(a) On February 3, 2010, Primus Guaranty, Ltd. (the “Registrant”) issued a press release announcing operating results for the quarter and year ended December 31, 2009. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. This exhibit shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing by the Registrant under the U.S. Securities Act of 1933, as amended.
Statements in the press release referred to above that are not historical facts are forward-looking and based on management’s projections, assumptions and estimates; actual results may vary materially. Forward-looking statements are subject to certain risks and uncertainties, which may change over time and which include but are not limited to: fluctuations in the economic, credit, interest rate or foreign currency environment in the United States and abroad; the level of activity within the national and international credit and capital markets; the level of activity in the leveraged loan, leveraged buyout and private equity markets; competitive conditions and pricing levels; changes in ratings agency requirements or methodology; counterparty limits and risks; legislative and regulatory developments; technological developments; changes in tax laws; changes in national or international political or economic conditions, including any terrorist attacks; and uncertainties that have not been identified at this time. Further factors concerning financial risks and results are contained in the Registrant’s Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. Such statements are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and identify important risk factors that could cause the Registrant’s actual results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to the Registrant.
Consequently, all of the forward-looking statements made in the press release referred to above are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Registrant will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Registrant or its business or operations. The Registrant assumes no obligation to, and does not undertake to, update publicly any such forward-looking statements.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) A description of executive officer compensation approved on January 28, 2010 is set forth below.
ANNUAL BONUSES FOR 2009
Cash bonuses for 2009 in the following amounts were approved:

Name	Title	Cash Bonus
Thomas W. Jasper	Chief Executive Officer	$554,000

Richard Claiden	Chief Financial & Operating Officer	$523,000

2010 RESTRICTED STOCK UNIT AWARDS
Pursuant to the Registrant’s Incentive Compensation Plan (the “Incentive Plan”), restricted stock unit (“RSU”) awards in the following amounts were approved:

		2010 RSU Award
Name	Title	(# of shares)
Thomas W. Jasper	Chief Executive Officer	409,062

Richard Claiden	Chief Financial & Operating Officer	119,464
Each RSU award will vest in three equal annual installments beginning one year from January 28, 2010, the date of the grant. The number of shares included in each award was calculated by dividing the dollar value of the award by $3.31, which was the closing price of the Registrant’s common shares, par value $0.08 (“Common Shares”), on the New York Stock Exchange on the date of the grant.
2010 PERFORMANCE SHARE AWARDS
Pursuant to the Incentive Plan, performance share awards in the following amounts were approved on January 28, 2010:

		2010 Performance Shares
Name	Title	(# of shares)
Thomas W. Jasper	Chief Executive Officer	241,691

Richard Claiden	Chief Financial & Operating Officer	51,791
Each performance share award will vest according to a share price achievement if, during the three years following the grant date, the closing market price of the Common Shares goes to $4.50 (80,563 shares for Mr. Jasper and 17,263 shares for Mr. Claiden, respectively), $5.50 (80,564 shares for Mr. Jasper and 17,264 shares for Mr. Claiden, respectively), and $6.50 (80,564 shares for Mr. Jasper and 17,264 shares for Mr. Claiden, respectively). The price of the Common Shares should be at the stated price levels for 20 trading days within a 30 trading day period for the achievement to have been realized.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 3, 2010 issued by the Registrant.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.
By:	/S/ Richard Claiden
Richard Claiden
Chief Financial and Operating Officer (Duly Authorized Officer)
Date: February 5, 2010

Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated February 3, 2010 issued by the Registrant.

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